Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-258271

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	4,000,000	$200.99	$803,960,000	$2,725.91

(1)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the Registrant’s common stock reported on the New York Stock Exchange on November 1, 2021.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include 3,853,699 unsold securities (the “Unsold Securities”) previously registered on the Registrant’s Registration Statement on Form S-3 (No. 333-227553), filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2018, as supplemented by the Registrant’s prospectus supplement filed with the SEC on September 28, 2018 (together, the “Prior Registration Statement”). Such Unsold Securities were also previously registered on the Registrant’s Registration Statement on Form S-3 (No. 333-208398), filed with the SEC on December 9, 2015, as supplemented by the Registrant’s prospectus supplement filed with the SEC on December 9, 2015, and previously registered on the Registrant’s Registration Statement on Form S-3 (No. 333-191243), filed with the SEC on September 18, 2013, by means of a prospectus supplement filed with the SEC on November 19, 2013 and originally registered on the Registrant’s Registration Statement on Form S-3 (No. 333-181173), filed with the SEC on May 4, 2012, by means of a prospectus supplement filed with the SEC on February 25, 2013 (together, the “Original Registration Statement”). In connection with the original registration of such Unsold Securities on the Original Registration Statement, the Registrant paid a registration fee of $41,677.02, which will continue to be applied to such Unsold Securities to the payment of the registration fee due hereunder, and thus, only a registration fee of $2,725.91 is due hereunder. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Prospectus supplement

(To Prospectus dated July 29, 2021)

Up to 4,000,000 shares

Common stock

Mid-America Apartment Communities, Inc.

On November 4, 2021, we entered into an ATM sales agreement, the “ATM Sales Agreement,” as may be amended or supplemented from time to time, with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Truist Securities, Inc., or the “Agents,” and the Forward Purchasers (as defined below), relating to the offering of up to 4,000,000 shares of our common stock, par value $0.01 per share, by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Sales Agreement, the Agents may sell up to 4,000,000 shares of our common acting as sales agents, forward sellers and/or principals. As of November 4, 2021, we have 4,000,000 shares of our common stock available to be offered by this prospectus supplement and the accompanying prospectus pursuant to the ATM Sales Agreement.

The ATM Sales Agreement provides that, in addition to the issuance and sale of our common stock to or through the Agents, we may enter into separate forward sale agreements with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Truist Securities, Inc., or their respective affiliates, or the “Forward Purchasers.” In connection with any particular forward sale agreement, we expect that the relevant Forward Purchaser will attempt to borrow from third parties and, through the relevant Agent, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. We refer to the Agents, when acting as agents for the Forward Purchasers, as the “Forward Sellers.”

We will not receive any proceeds from any sale of borrowed shares of our common stock by a Forward Seller. We currently expect to fully physically settle each forward sale agreement in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, subject to certain exceptions, we may also elect, in our discretion, to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” in this prospectus supplement.

We will pay the Agents an aggregate fee that will not exceed, but may be lower than, 2% of the gross sales price per share for any shares sold through them acting as our sales agents. Subject to the terms and conditions of the ATM Sales Agreement, the Agents will use their commercially reasonable efforts to sell on our behalf any shares of our common stock to be offered by us under the ATM Sales Agreement.

In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement, a commission that will not exceed, but may be lower than, 2% of the gross sales prices of all borrowed shares of our common stock that it sells during the applicable forward selling period.

Under the terms of the ATM Sales Agreement, we also may sell shares to each of the Agents, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares to any Agent acting as principal, we will enter into a separate terms agreement with the Agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including (1) by means of ordinary brokers’ transactions on the New York Stock Exchange, or the “NYSE,” at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by us, the applicable agent and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue.

The offering of common stock pursuant to the ATM Sales Agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the ATM Sales Agreement, and (2) the termination of the ATM Sales Agreement, pursuant to its terms, by the Agents, the Forward Purchasers or us.

Shares of our common stock are subject to certain restrictions on ownership and transfer intended to preserve our qualification as a real estate investment trust for federal income tax purposes. See “DESCRIPTION OF CAPITAL STOCK—Certain Matters of Corporate Governance—Ownership Limitations” in the accompanying prospectus.

Our common stock is listed on the NYSE under the trading symbol “MAA”. On November 1, 2021, the last reported sale price of our common stock on the NYSE was $201.37 per share.

Investing in our common stock involves risks. Before investing in our common stock, you should carefully read the discussion under the headings “Risk factors” beginning on page S-6 of this prospectus supplement and appearing on page 2 of the accompanying prospectus, as well as the risks described in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	Citigroup	Jefferies

J.P. Morgan Securities	KeyBanc Capital Markets	Truist Securities

November 4, 2021

About this prospectus supplement

This prospectus supplement is part of a registration statement that Mid-America Apartment Communities, Inc. (referred to individually as “MAA” and, together with (unless otherwise expressly stated or the context otherwise requires) its subsidiaries, as “we,” “us” or “our”) and its subsidiary, Mid-America Apartments, L.P., which we refer to as “MAALP,” jointly filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us. Any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, in any free writing prospectus or subsequent prospectus supplement we may provide to you in connection with this offering or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the headings “Incorporation by reference” in this prospectus supplement and “Incorporation of certain information by reference” in the accompanying prospectus and that may be obtained as described under the headings “Where you can find more information” in this prospectus supplement and the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Agents and the Forward Purchasers have not, authorized anyone to provide additional information or information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement nor the sale of shares of our common stock means that information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is correct after their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Industry and market data

In the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, apartment supply and demand, new apartment construction levels, rental competition from single family homes, demographic trends, interest rates and other economic data. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

Prospectus supplement summary

The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. Before investing in shares of our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the sections entitled “Risk factors” beginning on page S-5 of this prospectus supplement and appearing on page 2 of the accompanying prospectus, as well as the risks described in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless otherwise expressly stated or the context otherwise requires, the term “MAA”, as used in this prospectus supplement, refers to Mid-America Apartment Communities, Inc., a Tennessee corporation, excluding its subsidiaries; the term “MAALP,” as used in this prospectus supplement, refers to Mid-America Apartments, L.P., a Tennessee limited partnership of which MAA is the sole general partner, excluding its subsidiaries; and the terms “our,” “us,” “we” and similar terms refer to MAA and its subsidiaries.

Our business

MAA is a multifamily-focused, self-administered and self-managed real estate investment trust, or REIT, that owns, operates, acquires and selectively develops apartment communities primarily located in the Southeast, Southwest and Mid-Atlantic regions of the United States. As of September 30, 2021, we owned and operated 296 apartment communities through MAALP and its subsidiaries, and we had an ownership interest in one apartment community through an unconsolidated real estate joint venture and had eight development communities under construction. In addition, as of September 30, 2021, 32 of our apartment communities included retail components. Our apartment communities, including development communities under construction, were located across 16 states and the District of Columbia as of September 30, 2021.

The corporate offices of MAA and MAALP are located at 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, and the telephone number for MAA and MAALP is (901) 682-6600.

The offering

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For more information on our common stock, you should read the section in the accompanying prospectus entitled “Description of Capital Stock.”

Issuer	Mid-America Apartment Communities, Inc.

Common stock offered	Up to 4,000,000 shares of our common stock, par value $0.01 per share.

Use of proceeds	We intend to contribute the net proceeds from (1) any issuances and sales of shares of our common stock to or through the Agents and (2) the settlement of any forward sale agreements, to MAALP, which intends to use such proceeds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, redevelopment of and/or improvements to certain properties and working capital. Pending the application of such net proceeds, we may invest such net proceeds in interest-bearing accounts and short-term marketable securities.

Restrictions on ownership	Shares of our common stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a REIT for federal income tax purposes. See “Description of Capital Stock—Certain Matters of Corporate Governance—Ownership Limitations” in the accompanying prospectus.

Risk factors	Your investment in our common stock involves risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed under the captions “Risk factors” beginning on page S-5 of this prospectus supplement and appearing on page 2 of the accompanying prospectus, as well as the risks described in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Other relationships	All of the proceeds from any sales made in connection with a forward sale agreement will be paid to the applicable Forward Purchaser or its affiliate, which will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sales made in this offering in connection with forward sales. For additional information, see “Plan of Distribution — Other relationships.”

Transfer Agent and Registrar	Broadridge Corporate Issuer Solutions, Inc.

NYSE symbol	MAA

Risk factors

An investment in our common stock involves substantial risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties set forth below, as well as the risks and uncertainties discussed under the caption “Risk factors” appearing on page 2 of the accompanying prospectus and the risks and uncertainties discussed elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may prepare in connection with this offering, and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may prepare in connection with this offering. Please also refer to the section in this prospectus supplement entitled “Forward-looking statements” for additional risks and uncertainties affecting us. You should consider all of these risks and uncertainties before deciding whether an investment in our common stock is suitable for you. If any of the risks or uncertainties described in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may prepare in connection with this offering, or the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus occurs, our business, financial condition, results of operations and ability to pay the principal of and premium, if any, and interest on our indebtedness could be materially adversely affected, the market value of our common stock could decline and you may lose all or part of your investment. Moreover, these risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe are not material could also have a material adverse effect on our business, financial condition, results of operations and ability to pay the principal of and premium, if any, and interest on our indebtedness.

Risks related to this offering

The market value of our common stock could be substantially affected by various factors.

Market volatility may adversely affect the market price of our common stock. As with other publicly traded securities, the share price of our common stock depends on many factors, which may change from time to time, including:

•	the impact of the ongoing COVID-19 pandemic and measures intended to prevent its spread or address its effects;

•	the market for similar securities issued by REITs;

•	changes in estimates by analysts;

•	our ability to meet analysts’ estimates;

•	prevailing interest rates;

•	general economic and financial market conditions; and

•	our financial condition, performance and prospects.

Many of these factors are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or our prospects.

Our issuance of additional capital stock or debt securities, whether or not convertible, may reduce the market price for shares of our common stock and dilute the ownership interests of existing stockholders.

We cannot predict the effect, if any, that future sales of our capital stock or debt securities, including sales pursuant to our at-the-market equity offering program, or the availability of our securities for future sale, will have on the market price of shares of our common stock. Sales of substantial amounts of our common stock or preferred stock, or debt securities convertible into or exercisable or exchangeable for common stock in the public market, or the perception that such sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. The issuance of any additional shares of our common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock, including purchasers of common stock in this offering.

In addition, we may issue additional capital stock in the future to raise capital or as a result of the following:

•	the issuance and exercise of options to purchase our common stock;

•	the issuance of shares pursuant to our dividend reinvestment plan; and

•	the issuance of debt securities exchangeable for our common stock.

Risks related to the forward sale agreements

Provisions contained in the forward sale agreements could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares for which settlement would address the relevant event or that is affected by the relevant event)) that it enters into with us and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) such Forward Purchaser or its affiliates would incur a stock loan cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with the forward sale agreement or our insolvency (each as more fully described in the forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

Subject to certain conditions, we generally have the right to elect cash or net share settlement under a forward sale agreement in lieu of physical settlement. A forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the prevailing market price of our common stock during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. See “Plan of Distribution—Sales through Forward Sellers” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements will automatically terminate, and we will not receive the expected net proceeds from the sale of shares of our common stock under the forward sale agreements.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If a forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which such forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment regarding cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is different than the applicable forward sale price, we will either receive a cash payment from or make a cash payment to the relevant Forward Purchaser. Under Section 1032 of the Code, generally, no gain or loss is recognized by a corporation in dealing in its own stock, including pursuant to a “securities futures contract.” Although we believe that any amount received by us in exchange for our common stock would qualify for the exemption under Section 1032 of the Code, it is unclear whether a cash settlement of a forward sale agreement would also qualify for such exemption. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In the event that we are required to make a significant payment in cash to settle a forward agreement, we might not be able to satisfy the distribution requirements applicable to REITs under the Code, absent additional debt or equity financing. While we would not anticipate electing the cash settlement option under any forward sale agreement, such a cash settlement election could result in our failure to satisfy the REIT income tests or distribution requirements. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

We have entered, and may in the future enter into forward sale transactions, which subject us to risks similar to those described above.

We have entered and may in the future enter into additional forward sale agreements that are not a part of this offering, which may subject us to risks that are substantially similar to the risks described above in this section. As of November 1, 2021, we remained obligated to issue (subject to our right to elect cash settlement or net share settlement) a total of 1,100,000 shares of our common stock pursuant to forward sale agreements. These forward sale agreements subject us to risks that are substantially similar to the risks described above in this section.

Forward-looking statements

We consider portions of this prospectus supplement and accompanying prospectus, together with certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, including information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended the “Exchange Act”, with respect to our expectations for future periods. In addition, any free writing prospectus we prepare in connection with the offering of our common stock described herein may also contain forward-looking statements. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding the potential impact of the ongoing COVID-19 pandemic on our business, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development and renovation activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any documents incorporated by reference herein and therein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus, any free writing prospectus and any documents incorporated by reference herein and therein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•	the COVID-19 pandemic and measures taken or that may be taken by federal, state and local governmental authorities to combat the spread of the disease;

•

inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;

•	exposure to risks inherent in investments in a single industry and sector;

•

adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase or collect rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results;

•	unexpected capital needs;

•	material changes in operating costs, including real estate taxes, utilities and insurance costs due to inflation and other factors;

•	inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage;

•	ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	the effect of any rating agency actions on the cost and availability of new debt financing;

•	the effect of the phase-out of the London Interbank Offered Rate, or LIBOR, as a variable rate debt benchmark by the end of 2021 and the transition to a different benchmark interest rate;

•

significant change in the mortgage financing market or other factors that would cause single-family housing or other alternative housing options, either as an owned or rental product, to become a more significant competitive product;

•

ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of the Operating Partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	inability to attract and retain qualified personnel;

•	cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions;

•	potential liability for environmental contamination;

•	changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations;

•	extreme weather, natural disaster, disease outbreak and other public health events;

•	legal proceedings or class action lawsuits;

•	impact of reputational harm caused by negative press of our actions or policies, whether or not warranted;

•	compliance costs associated with numerous federal, state and local laws and regulations; and

•	other risks identified in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, or in other documents that we publicly disseminate.

You are advised to carefully read the sections of this prospectus supplement and the accompanying prospectus entitled “Risk factors” and the information under the captions “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the description of other risks and uncertainties affecting our business that appear in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus, for a more in depth discussion of some of the risks to our business. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Use of proceeds

We intend to contribute the net proceeds from (1) any issuances and sales of shares of our common stock to or through the Agents and (2) the settlement of any forward sale agreements, to MAALP, which intends to use such proceeds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, redevelopment of and/or improvements to certain properties and working capital. Pending the application of such net proceeds, we may invest such net proceeds in interest-bearing accounts and short-term marketable securities.

We will not receive any proceeds from any sale of borrowed shares of our common stock by a Forward Seller. We currently expect to fully physically settle each forward sale agreement in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be equal to the gross sales prices of all borrowed shares of our common stock sold by the relevant Forward Seller during the applicable forward selling period less a forward hedge selling commission not to exceed 2%, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price.

All of the proceeds from any sales made in connection with a forward sale agreement will be paid to the applicable Forward Purchaser or its affiliate, which will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sales made in this offering in connection with forward sales. For additional information, see “Plan of Distribution — Other relationships.”

Plan of distribution

In accordance with the terms of the ATM Sales Agreement, we may offer and sell a total of up to 4,000,000 shares of our common stock from time to time through the Agents, as our sales agents, or directly to the Agents acting as principal. As of November 4, 2021, 4,000,000 shares of our common stock remain available to be offered by us through the Agents, as our sales agents, or directly to the Agents acting as principal. The ATM Sales Agreement provides that we may also request that Forward Sellers sell borrowed shares of our common stock in connection with forward sale agreements that we enter into with the related Forward Purchasers.

We will deliver to the NYSE copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of the NYSE. Unless otherwise required, we will report at least quarterly (1) the number of shares of our common stock sold to or through the Agents in connection with at-the-market sales as described below under “— Sales Through Agents as Sales Agents,” (2) the number of borrowed shares of our common stock sold by the Forward Sellers, as agents for the Forward Purchasers, in connection with any forward sale agreements as described below under “— Sales Through Forward Sellers” and (3) the net proceeds received by us and the compensation paid by us in connection with transactions described in clauses (1) and (2).

In connection with the sale of our common stock on our behalf, any of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed in the ATM Sales Agreement to provide indemnification and contribution to the Agents and the Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.

We estimate that the total expenses of the offering payable by us, excluding discounts and commissions under the ATM Sales Agreement, will be approximately $250,000. We have agreed to reimburse the Agents and the Forward Purchasers for certain of their expenses in certain circumstances.

The offering of shares of our common stock pursuant to the ATM Sales Agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the ATM Sales Agreement, and (2) the termination of the ATM Sales Agreement, pursuant to its terms, by the Agents, the Forward Purchasers or us.

Sales Through Agents as Sales Agents

We will designate the maximum number of shares of our common stock to be sold through the Agents on a daily basis or otherwise determine such maximum number together with the Agents. Subject to the terms and conditions of the ATM Sales Agreement, the Agents will use their reasonable efforts to sell on our behalf all of the shares of our common stock so designated or determined. We may instruct the Agents not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Agents or we may suspend the offering of shares of our common stock being made through the Agents under the ATM Sales Agreement upon proper notice to the other party.

For service as sales agents in connection with the sale of shares of our common stock that may be offered hereby, we will pay the Agents an aggregate fee that will not exceed, but may be less than, 2% of the gross sales price per share for any shares sold through them acting as sales agents. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of our common stock.

The Agents will provide written confirmation to us following the close of trading on the NYSE each day in which shares of our common stock are sold by an Agent, acting as sales agent, for us under the ATM

Sales Agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross sales price per share, the compensation payable by us to the Agents and the proceeds to us net of such compensation.

Settlement for sales of our common stock sold through the Agents, acting as sales agents, will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the Agents. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the ATM Sales Agreement, we also may sell shares of our common stock to each of the Agents, as principal for its own account, at a price agreed upon at the time of sale. If we sell shares of our common stock to an Agent as principal, we will enter into a separate terms agreement with the Agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Sales Through Forward Sellers

From time to time during the term of the ATM Sales Agreement, and subject to the terms and conditions set forth therein, we may deliver a placement notice to a Forward Seller, requesting that such Forward Seller execute sales of borrowed shares of our common stock in connection with the forward sale agreement that we enter into with the relevant Forward Purchaser. Such Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell shares of our common stock borrowed from third parties on such terms to hedge the related Forward Purchaser’s exposure under such forward sale agreement. The relevant Forward Seller or we may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other party. We expect settlement between the relevant Forward Seller and buyers of such shares in the market, to occur on the second trading day following each date on which any sales are made unless another date shall be agreed to by the relevant parties. The obligation of each Forward Seller under the ATM Sales Agreement to execute such sales of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement, a commission that will not exceed, but may be lower than, 2% of the gross sales prices of all borrowed shares of our common stock that it sells during the applicable forward selling period. We refer to this commission rate as the forward selling commission.

The initial forward sale price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the ATM Sales Agreement by the relevant Forward Seller in a commercially reasonable manner reflecting the then prevailing market price to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement in a commercially reasonable manner. Thereafter, the initial forward sale price will be subject to the price adjustment provisions of the relevant forward sale agreement. If we elect to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the initial forward sale price per share under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified rate less a spread. In addition, the initial forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

We expect that, before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon that particular settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share will be deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant forward selling period) using the net proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of a forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement, subject to increase or decrease based on a specified rate less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement.

Subject to certain conditions, we generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement of such forward sale agreement. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the prevailing market price of our common stock during the applicable unwind period under the relevant forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the prevailing market price of our common stock during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by such Forward Purchaser under the relevant forward sale agreement or, in the case of net share settlement, we would receive from the relevant Forward Purchaser a number of shares of our common stock having a value equal to the difference.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors—Risks related to the forward sale agreements.”

Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares for which settlement would address the relevant event or that is affected by the relevant event)) that it enters into with us and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) such Forward Purchaser or its affiliates would incur a stock loan cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with the forward sale agreement or our insolvency (each as more fully described in the forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of a forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, a forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement. See “Risk Factors—Risks related to the forward sale agreements.”

The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the ATM Sales Agreement, and the ATM Sales Agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

Other relationships

All of the proceeds from any sales made in connection with a forward sale agreement will be paid to the applicable Forward Purchaser or its affiliate, which will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sales made in this offering in connection with forward sales.

In addition, some or all of the Agents and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and other commercial and financial transactions and dealings with us and our subsidiaries, and some or all of the Agents have received and may in the future receive compensation in connection with those transactions and dealings.

In addition, in the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of us or MAALP. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

Certain legal matters in connection with this offering will be passed upon for MAA by Bass, Berry & Sims PLC, Memphis, Tennessee. Sidley Austin LLP, New York, New York, will act as counsel for the Agents and the Forward Purchasers.

Experts

The consolidated financial statements of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P. appearing in Mid-America Apartment Communities, Inc.’s and Mid-America Apartments, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Incorporation of certain information by reference

Certain information about MAA and MAALP is “incorporated by reference” to reports and exhibits that MAA and/or MAALP file with the SEC that are not included in this prospectus. MAA and MAALP disclose important information to you by referring you to those documents. Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below that MAA and/or MAALP have filed with the SEC:

We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 18, 2021;

•	The information in our proxy statement filed on April 5, 2021, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed on April 29, 2021, July 29, 2021 and October 28, 2021, respectively;

•	Current Reports on Form 8-K filed on February 19, 2021, May 19, 2021, August 5, 2021, August 6, 2021 and August 19, 2021; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on December 14, 1993, including any amendments and reports filed for the purpose of updating such description.

All documents that MAA or MAALP, as the case may be, file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of this offering are also incorporated herein by reference and will automatically update and, to the extent described above, supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and previously filed documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that MAA or MAALP, as the case may be, has “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02 or Item 7.01 of Form 8-K, shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), by writing or calling us at the following address: Investor Relations Department, Mid-America Apartment Communities, Inc., 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, (901) 435-5371.

The statements that we make in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus about the contents of any instrument, agreement or other document do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the full text of those instruments, agreements and other documents. Certain such instruments, agreements and other documents may have been or may be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or as exhibits to documents incorporated by reference herein and therein and, in that case, copies thereof may be obtained as described below under “Where you can find more information.”

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC internet site at http://www.sec.gov. You also may access our SEC filings free of charge on our website at http://www.maac.com. Unless specifically listed in “Incorporation of certain information by reference,” the information contained on the SEC website and our website is not intended to be incorporated by reference in this prospectus supplement.

PROSPECTUS

MID-AMERICA APARTMENT COMMUNITIES, INC.

Common Stock

Preferred Stock

Depositary Shares

Guarantees of Debt Securities

MID-AMERICA APARTMENTS, L.P.

Debt Securities

Mid-America Apartment Communities, Inc. may offer, from time to time:

•	shares of its common stock,

•	shares or fractional shares of its preferred stock in one or more series,

•	depositary shares representing fractional interests in shares of its preferred stock, or

•	guarantees of the debt securities of Mid-America Apartments, L.P. under this prospectus.

Mid-America Apartments, L.P. may offer, from time to time, its debt securities in one or more series under this prospectus.

We refer to the common stock, preferred stock, depositary shares, guarantees and debt securities that may be offered pursuant to this prospectus and any accompanying prospectus supplement as, collectively, the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities that are convertible into, or exchangeable or exercisable for, other securities.

The specific terms of the securities we are offering and the specific manner in which they may be offered will be described in a prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. No securities may be sold pursuant to this prospectus without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the “NYSE,” under the trading symbol “MAA”. On July 26, 2021, the last reported sale price of our common stock on the NYSE was $186.80 per share.

INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CONSIDER THE RISKS DISCUSSED IN “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 29, 2021

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement and, if applicable, any free writing prospectus we may prepare in connection with an offering of the securities. We have not authorized anyone to provide you with different or additional information, and, if anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where, or to any person to whom, the offer or sale of the securities is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus we may prepare in connection with an offering of the securities is accurate only as of the date of such document, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus we may prepare in connection with an offering of the securities is accurate only as of the date such document was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

In the documents incorporated and deemed to be incorporated by reference in this prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, apartment supply and demand, new apartment construction levels, demographic trends, interest rates and other economic data, and competition from other apartment communities and alternative housing options. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable. However, this information and these statistics are subject to assumptions, estimates and other uncertainties and we have not independently verified them and cannot guarantee their accuracy or completeness.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read carefully this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” below, and any free writing prospectus we may provide you in connection with any offering of securities pursuant to this prospectus and any applicable prospectus supplement, before making an investment decision. Information incorporated by reference from filings that we make with the SEC after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise expressly stated or the context otherwise requires, as used herein the term “MAA” refers to Mid-America Apartment Communities, Inc., a Tennessee corporation, and the term “MAALP” refers to Mid-America Apartments, L.P., a Tennessee limited partnership of which MAA is the sole general partner, in each case excluding their respective subsidiaries. In addition, the terms “company,” “we,” “us” and “our” refer to, collectively, MAA and MAALP and their subsidiaries, and the terms “our common stock,” “our preferred stock” and “our capital stock” refer to MAA’s common stock, MAA’s preferred stock and MAA’s capital stock, respectively.

OUR BUSINESS

MAA, an S&P 500 company, is a multifamily-focused, self-administered and self-managed real estate investment trust, or REIT. We own, operate, acquire and selectively develop apartment communities primarily located in the Southeast, Southwest and Mid-Atlantic regions of the United States. As of June 30, 2021, we owned and operated 296 apartment communities through MAALP and its subsidiaries, and we had an ownership interest in one apartment community through an unconsolidated real estate joint venture and had eight development communities under construction. In addition, as of June 30, 2021, 32 of our apartment communities included retail components. Our apartment communities, including development communities under construction, were located across 16 states and the District of Columbia as of June 30, 2021.

Our business is conducted principally through MAALP and its subsidiaries. MAA is the sole general partner of MAALP, holding 114,919,922 common units of partnership interest, or OP units, comprising a 96.9% partnership interest in the operating partnership as of June 30, 2021.

The corporate offices of MAA and MAALP are located at 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, and our telephone number is (901) 682-6600.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, all of which are incorporated by reference herein to the extent provided under “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” below, as well as the risks and uncertainties discussed elsewhere in this prospectus and the documents incorporated by reference herein and discussed in the applicable prospectus supplement and any free writing prospectus we may prepare in connection with an offering of any of the securities described herein. Please also refer to the section in this prospectus entitled “FORWARD-LOOKING STATEMENTS” for additional risks and uncertainties affecting us. If any of the risks described in this prospectus, any document incorporated by reference herein or any such prospectus supplement or free writing prospectus occurs, our business, financial condition, results of operations and ability to pay dividends on our common stock and preferred stock and to pay the principal of and interest on our indebtedness could be materially adversely affected, the market or trading price of any of the securities described in this prospectus could decline and you may lose all or part of your investment. Moreover, these risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, that we currently believe are immaterial or that could apply generically to any company could also have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends on our common stock and preferred stock and to pay the principal of and interest on our indebtedness.

As used under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, references to MAA’s capital stock include both its common stock and any series of its preferred stock (including any preferred stock represented by depositary shares) and references to our indebtedness include MAALP’s debt securities, in each case unless otherwise expressly stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

We consider portions of this prospectus and certain information incorporated by reference into this prospectus, including information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Trends” in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on

Form 10-Q, to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” with respect to our expectations for future periods. In addition, any prospectus supplement or any free writing prospectus we prepare in connection with an offering of any of the securities described herein may also contain forward-looking statements. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding the potential impact of the ongoing COVID-19 pandemic on our business, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development and renovation activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this prospectus, any prospectus supplement, any free writing prospectus or any documents incorporated by reference herein and therein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, any prospectus supplement, any free writing prospectus and any documents incorporated by reference herein and therein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•	the COVID-19 pandemic and measures taken or that may be taken by federal, state and local governmental authorities to combat the spread of the disease;

•

inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;

•	exposure to risks inherent in investments in a single industry and sector;

•

adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase or collect rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results;

•	unexpected capital needs;

•	material changes in operating costs, including real estate taxes, utilities and insurance costs;

•	inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage;

•	ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	the effect of any rating agency actions on the cost and availability of new debt financing;

•	the effect of the phase-out of the London Interbank Offered Rate (LIBOR) as a variable rate debt benchmark by the end of 2021 and the transition to a different benchmark interest rate;

•

significant change in the mortgage financing market or other factors that would cause single-family housing or other alternative housing options, either as an owned or rental product, to become a more significant competitive product;

•

the ability of MAA to continue to satisfy complex rules in order to maintain its status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	inability to attract and retain qualified personnel;

•	cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions;

•	potential liability for environmental contamination;

•	changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations;

•	extreme weather, natural disasters, disease outbreak and other public health events;

•	legal proceedings or class action lawsuits;

•	impact of reputational harm caused by negative press of our actions or policies, whether or not warranted;

•	compliance costs associated with numerous federal, state and local laws and regulations; and

•	other risks identified in this prospectus and in other reports we file with the SEC or in other documents that we publicly disseminate.

You are advised to carefully read the sections of this prospectus and any prospectus supplement entitled “Risk Factors” and the information under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the description of other risks and uncertainties affecting our business that appear in the documents incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus for a more in depth discussion of some of the risks to our business. New factors may also emerge from time to time that could have a material adverse effect on our business. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, redevelopment of and/or improvements to certain properties and working capital.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms of MAA’s capital stock, MAA’s amended and restated charter, or the “MAA charter,” MAA’s amended and restated bylaws, or the “MAA bylaws,” and certain provisions of the Tennessee Business Corporation Act, or the “TBCA.” You should read the MAA charter and the MAA bylaws and the applicable provisions of the TBCA for complete information on MAA’s capital stock. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the MAA charter, the MAA bylaws and the TBCA. To obtain copies of the MAA charter and the MAA bylaws, see “WHERE YOU CAN FIND MORE INFORMATION.”

The terms “we,” “us” and “our” as used in the following description of capital stock refer to MAA, excluding MAALP and MAA’s other subsidiaries, unless otherwise expressly stated or the context requires otherwise.

Shares Authorized

MAA’s authorized capital stock consists of 145,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

Shares Outstanding

As of June 30, 2021, MAA had 114,919,922 shares of common stock issued and outstanding and 867,846 shares of preferred stock issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by our common shareholders and, subject to any preferential rights granted by our board of directors to any series of our preferred stock, are entitled to receive ratably such dividends as may be declared in respect to our common stock by our board of directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all of our debts and other liabilities and any liquidation preference payable on our then-outstanding preferred stock. Holders of common stock have no preferential, subscription, redemption, conversion, exchange, sinking fund or preemptive rights. Subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, action on a matter submitted for shareholder approval at a shareholders’ meeting is generally approved if the votes cast by the holders of our common stock in favor of the action exceed the votes cast opposing the action, while directors are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in a contested election. Holders of our common stock do not have cumulative voting rights in the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock will generally be entitled, subject to the rights, if any, of any of our preferred stock outstanding at any time to vote in the election of directors, to elect all of our directors standing for election. The outstanding shares of our common stock are fully paid and nonassessable.

Shares of our common stock are subject to restrictions on ownership and transfer designed to preserve our qualification as a REIT for U.S. federal income tax purposes. See “— Certain Matters of Corporate Governance — Ownership Limitations” below.

Preferred Stock

The following description of some of the terms of our preferred stock does not purport to be complete, and specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. The description set forth below is, and the description of the terms of any series of preferred stock set forth in the applicable prospectus supplement will be, subject to and qualified in its entirety by reference to the articles of amendment to the MAA charter establishing the terms of a particular series of our preferred stock. The form of such articles of amendment will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “WHERE YOU CAN FIND MORE INFORMATION.”

Under the MAA charter, our board of directors is authorized, without shareholder action, to cause the issuance of up to 20,000,000 shares of our preferred stock, in such series, and with such preferences, dividend, conversion or other rights, voting powers, restrictions, qualifications or other provisions, as may be fixed by our board of directors. As a result, our board of directors may afford the holders of any series of preferred stock preferences, powers, and rights, economic, voting or otherwise, that may dilute or otherwise adversely affect the economic, voting and other rights of holders of our common stock and may also provide any series of preferred stock with preferences over our common stock as to dividends and the distribution of assets in the event of our liquidation, dissolution or winding-up.

For example, the terms of any series of preferred stock established by our board of directors may provide that no dividends may be declared or paid or other distributions made on our common stock, other than dividends payable in common stock, unless all accrued and unpaid dividends on such series of preferred stock have been paid or declared and set apart for payment. Likewise, the terms of any series of preferred stock may provide that, in the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive, out of our assets available for distribution to our shareholders, a liquidation preference provided for by the terms of such preferred stock, which may include accrued and unpaid dividends, before any distribution of our assets is made to holders of our common stock. In addition, the terms of any series of our preferred stock may give the holders thereof certain voting rights, which may include the right to elect additional directors to our board of directors in the event of certain dividend arrearages on such series of preferred stock.

On December 1, 2016, MAA completed a merger with Post Properties, Inc., or “Post Properties”. Pursuant to the merger agreement, Post Properties merged with and into MAA, with MAA continuing as the surviving corporation. Under the merger agreement, each share of Post Properties’ 8 1/2% Series A Cumulative Redeemable Preferred Stock, which is referred to as the “Post Properties Series A preferred stock,” was automatically converted into the right to receive one newly issued share of MAA’s 8.50% Series I Cumulative Preferred Stock, $0.01 par value per share, which we refer to as “MAA Series I preferred stock”. Each share of MAA Series I preferred stock has substantially the same rights, preferences, privileges and voting powers as those of the Post Properties Series A preferred stock. As consideration in the Post Properties merger, 867,846 shares of MAA Series I preferred stock were issued, all of which are redeemable at our option beginning on October 1, 2026, at the redemption price of $50 per share.

As of the date of this prospectus, 868,000 shares of our preferred stock are designated as MAA Series I preferred stock, of which 867,846 shares are outstanding. We have from time to time in the past issued series of preferred stock and may do so again in the future. In addition to the MAA Series I preferred stock, our board of directors has previously designated and established the terms of the following series of preferred stock:

•	2,000,000 shares of 9.5% Series A Cumulative Preferred Stock, of which no shares are outstanding;

•	2,156,250 shares of 8.875% Series B Cumulative Preferred Stock, of which no shares are outstanding;

•	2,000,000 shares of 9.375% Series C Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	1,000,000 shares of 9.5% Series E Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	3,000,000 shares of 9.25% Series F Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	400,000 shares of 8.625% Series G Cumulative Redeemable Preferred Stock, of which no shares are outstanding; and

•	6,200,000 shares of 8.30% Series H Cumulative Redeemable Preferred Stock, of which no shares are outstanding.

With the exception of the outstanding shares of MAA Series I preferred stock, we have redeemed or retired all the shares of the preferred stock referred to in the foregoing bullet points. However, under Tennessee law, these shares, although no longer outstanding, are still allocated to the respective series referred to above and therefore cannot (absent an appropriate amendment to the MAA charter) be reissued except as a part of such series and with the dividend rate and other terms and provisions of such series previously established by our board of directors. Accordingly, as of the date of this prospectus, of the 20,000,000 shares of preferred stock that we are authorized to issue pursuant to the MAA charter, a total of 17,624,250 of those shares have been allocated to the respective series set forth in the bullet points above and to the MAA Series I preferred stock, leaving 2,375,750 shares of preferred stock that may be issued from time to time in such amounts and series and with such terms and provisions as may be established from time to time by our board of directors.

Any series of preferred stock that we offer pursuant to this prospectus and a related prospectus supplement will have such dividend, liquidation, redemption, conversion and voting rights, if any, as may be established by our board of directors for such series of preferred stock. Reference is made to the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including: (i) the title and liquidation preference per share of such preferred stock and the number of shares offered; (ii) the price at which such series will be offered to investors; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and whether such dividends will be cumulative or non-cumulative; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series; (vi) any voting rights of such series (in addition to any voting rights required by applicable law); and (vii) any other rights, preferences, privileges, limitations and restrictions of such series.

Under the TBCA, the affirmative vote of the holders of a majority of: (i) the shares of each series of our preferred stock which are affected by a proposed amendment to the MAA charter, present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a separate voting group; or (ii) all shares of all series of our preferred stock, which are affected in the same or a substantially similar way by a proposed amendment to the MAA charter, present in person or represented by proxy at the meeting and entitled to vote thereon, voting together as a single voting group, will generally be required for: (A) any increase or decrease in the number of authorized shares of our preferred stock; (B) any exchange or reclassification of shares of a class of our preferred stock into shares of another class of our capital stock; (C) any exchange or reclassification of, or the creation of the right of exchange of, shares of a class of our capital stock into shares of a class of our preferred stock; (D) any change in the designation, rights, preferences, or limitations of our preferred stock; (E) any change in the number of outstanding shares of our preferred stock into a different number of outstanding shares of our preferred stock; (F) the authorization of any new class of our preferred stock, or an increase in the rights and preferences of an existing class of our preferred stock with subordinate or inferior rights into a class of our preferred stock, having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to any other class or classes of our preferred stock; (G) the limitation or denial of an existing preemptive right of our preferred stock; (H) the authorization and issuance of shares of a class of our preferred stock as a share dividend for another class of shares of our preferred stock; and (I) the cancellation or any limitation on the rights to distributions or dividends that have accumulated but not yet been declared on our preferred stock. To the extent a proposed amendment to the MAA charter would create dissenters’ rights for the holders of our preferred stock under the TBCA, the affirmative vote of the holders of a majority of the outstanding shares of each series of our preferred stock entitled to vote thereon would be required to approve such amendment to the MAA charter.

Shares of our preferred stock are subject to restrictions on ownership and transfer designed to preserve our qualification as a REIT for U.S. federal income tax purposes. See “—Certain Matters of Corporate Governance—Ownership Limitations” below.

Power to Issue Additional Shares of Common and Preferred Stock

Our board of directors may authorize the issuance and sale of additional shares of our common stock and shares of our preferred stock in one or more series and establish the terms of each additional series of preferred stock. These actions can generally be taken without action or approval by our shareholders, although in certain limited circumstances shareholder approval may be required by applicable law or rule of a stock exchange on which our capital stock may be listed or traded. Our board of directors may therefore cause the issuance of additional shares of our common stock, or one or more series of our preferred stock, that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our capital stock or that the holders of our capital stock otherwise believe to be in their best interest. Our issuance of additional shares of capital stock in the future could dilute the voting and other rights of shares held by existing shareholders.

Certain Matters of Corporate Governance

Charter and Bylaw Provisions. The TBCA, the MAA charter and the MAA bylaws govern shareholders’ rights and related matters. Certain provisions of the MAA charter and the MAA bylaws, which are described below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Voting Requirements. Under the TBCA, the MAA charter generally may not be amended without shareholder approval. Except as provided below and subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, any amendment to the MAA charter submitted for shareholder approval at a shareholders’ meeting is generally approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote generally on the subject matter. Additionally, the MAA charter provides that our board of directors cannot take any action intended to terminate our qualification as a REIT without the affirmative vote of at least two-thirds of the outstanding shares of our common stock.

Under the TBCA, our common shareholders may amend the MAA bylaws if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Additionally, our board of directors may amend the MAA bylaws upon the affirmative vote of a majority of the directors then in office, unless a bylaw provision approved by our shareholders expressly provides that such bylaw may not be amended or repealed by our board of directors or unless the TBCA or the MAA charter otherwise provides.

Under the TBCA, we cannot merge with and into another entity or sell all or substantially all of our assets unless such merger or sale is approved by a majority of the outstanding shares of our common stock.

Special Meetings. Under the MAA bylaws, shareholders may require us to call special meetings of the shareholders only if such shareholders hold outstanding shares representing more than 10% of all votes entitled to be cast at any such special meeting.

Advance Notice of Director Nominations and New Business; Proxy Access. The MAA bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of directors and the proposal of other business to be considered by shareholders may be made only: (i) by or at the direction of our board of directors; or (ii) by any shareholder who: (A) was a shareholder of record at the time of giving the notice as provided for in the MAA bylaws and at the time of the annual meeting; (B) is entitled to vote at the meeting; and (C) has complied with the advance notice procedures set forth in the MAA bylaws. In addition, with respect to any special meeting of shareholders at which directors are to be elected, nominations of persons for election to our board of directors may be made only (i) by or at the direction of our board of directors, or (ii) by any shareholder who: (A) was a shareholder of record at the time of giving the notice as provided for in the MAA bylaws and at the time of the special meeting; (B) is entitled to vote at the meeting; and (C) has complied with the advance notice procedures set forth in the MAA bylaws.

The advance notice provisions of the MAA bylaws could have the effect of discouraging a takeover or other transaction in which holders of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

In addition to the advance notice provisions, the MAA bylaws also include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, shareholder who have maintained continuous qualifying ownership of at least 3% of our outstanding shares of common stock for at least three years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors in office.

Limitation of Director’s Liability. The MAA charter eliminates, subject to certain exceptions, the personal liability of a director to us or our shareholders for monetary damages for breaches of such director’s fiduciary duty as a director. The MAA charter does not provide for the elimination of or any limitation on the personal liability of a director for:

•	any breach of a director’s duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; or

•	unlawful corporate distributions.

Removal of Directors. The MAA bylaws provide that shareholders may remove any director, with or without cause, if the votes cast in favor of removal exceed the votes cast in opposition to removal at a special meeting of shareholders called for that purpose. In addition, any director may be removed for cause, at any time, by a majority vote of the entire board of directors at a meeting called for that purpose.

Tennessee Anti-Takeover Statutes. In addition to certain of the MAA charter and the MAA bylaws provisions discussed above and below, Tennessee has adopted a series of statutes which can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for our capital stock.

Under the Tennessee Investor Protection Act, unless a company’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning five percent or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer (unless the offeror, before making such purchase, has made a public announcement of its intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom the offeror intends to acquire such securities and has filed with the Tennessee Commissioner of Commerce and Insurance, or the “Commissioner,” and the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes), may offer to acquire any class of equity security of an offeree company pursuant to a tender offer if after the acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the offeree company, or a “Takeover Offer.” Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and pay for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to an offeree, the offeror shall pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

Under the TBCA, subject to certain exceptions, no Tennessee corporation may engage in any “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

A “business combination” is defined by the TBCA as, in general, any:

•	merger or consolidation;

•	share exchange;

•	sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of:

•	the aggregate market value of the corporation’s consolidated assets;

•	the aggregate market value of the corporation’s shares; or

•	the corporation’s consolidated net income;

•	issuance or transfer of shares by the corporation to the interested shareholder;

•	plan of liquidation or dissolution proposed by the interested shareholder;

•	transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or

•	financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder.

An “interested shareholder” is defined, in general, as:

•	any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding capital stock of the corporation.

Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction complies with all applicable charter and bylaw requirements and either (i) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder; or (ii) meets certain fair price criteria.

The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or the 30 trading days preceding the commencement of a tender offer or announcement of an intention to seek control of the corporation if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than three percent of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

Ownership Limitations. For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the “Code,” among other things, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer shareholders (as defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that we continue to meet the requirements for qualification as a REIT, the MAA charter provides, subject to certain limited exceptions, that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of our capital stock, both common and preferred, which is referred to as the “Ownership Limit.” All shares of our capital stock which any person has the right to acquire upon exercise of outstanding rights, options or warrants, or upon conversion of convertible securities, shall be considered for purposes of determining the Ownership Limit if inclusion of those shares would cause such person to violate the Ownership Limit. Our board of directors may exempt from the Ownership Limit ownership or transfer of shares of capital stock while owned by or transferred to a person who has provided evidence and assurances acceptable to our board of directors that our qualification as a REIT under the Code would not be jeopardized thereby. Absent such an exemption, any transfer of capital stock that would result in direct or indirect ownership of capital stock by a shareholder in excess of the Ownership Limit or that would result in our disqualification as a REIT under the Code, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our being “closely held” within the meaning of section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. If our board of directors at any time determines that a transaction has taken place, or that any person intends to acquire shares of our capital stock, in violation of the restrictions described in the immediately preceding sentence, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transaction, including refusing to give effect to any such transfer on our stock transfer books.

If, notwithstanding the foregoing restrictions on transfer, any person acquires shares of our capital stock in excess of the Ownership Limit, such shares shall be deemed “Excess Shares” held by such holder as agent on behalf of, and in trust for the exclusive benefit of, the transferees (which may include us) to whom such capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, the holder thereof will not be entitled to vote the Excess Shares or to receive dividends or other distributions on the Excess Shares.

Within six months after receiving notice of a transfer that results in shares of our capital stock being deemed Excess Shares, our board of directors shall either direct the holder to sell the Excess Shares, shall redeem the Excess Shares or may grant an exception to the Ownership Limit. If our board of directors directs a holder of Excess Shares to sell such Excess Shares, such holder shall pay us out of the proceeds of such sale all expenses incurred by us in connection with such sale plus any remaining amount of such proceeds that exceeds that amount paid by such holder for the Excess Shares.

If our board of directors determines to redeem the Excess Shares, we will pay the holder a redemption price equal to the lesser of: (i) the principal price paid for the Excess Shares by the holder; (ii) a price per Excess Share equal to the market price (as determined in the manner set forth in the MAA charter) of the applicable capital stock; (iii) the market price (as so determined) on the date such holder would, but for the restrictions on transfers set forth in the MAA charter, be deemed to have acquired ownership of the Excess Shares; and (iv) the maximum price allowed under the Tennessee Greenmail Act described above under “— Tennessee Anti-Takeover Statutes” (such price being the average of the highest and lowest closing market price for the Excess Shares during the 30 trading days preceding the purchase of such Excess Shares or, if the holder of such Excess Shares has commenced a tender offer or has announced an intention to seek control of us, during the 30 trading days preceding the commencement of such tender offer or the making of such announcement). The redemption price may be paid, at our option, by delivering to the holder of the Excess Shares one common unit (subject to adjustment from time to time in the event of, among other things, stock splits, stock dividends or recapitalizations affecting our common stock or certain mergers, consolidations or asset transfers by us) issued by MAALP for each Excess Share being redeemed.

Each shareholder shall upon demand be required to provide us with an affidavit setting forth any information with respect to its direct, indirect, constructive and beneficial ownership of our capital stock as our board of directors deems necessary to comply with the provisions of the Code applicable to REITs or to determine any such compliance. A person planning to acquire capital stock in excess of the Ownership Limit is also required to provide us with a similar affidavit at least 15 days prior to the proposed acquisition. Each such affidavit shall also include the information required to be filed by shareholders in reports pursuant to Section 13(d) of the Exchange Act.

The Ownership Limit may have the effect of precluding acquisition of control of us and could have the effect of discouraging a takeover or other transaction in which holders of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock, along with the MAA Series I preferred stock, is Broadridge Corporate Issuer Solutions, Inc., Brentwood, New York.

DESCRIPTION OF DEPOSITARY SHARES

The terms “we,” “us” and “our” as used in the following description of depositary shares refer to MAA, unless otherwise expressly stated or the context requires otherwise.

We may offer and sell depositary shares, each of which will represent a fractional interest in a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Shares of our preferred stock of any series represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or other financial institution that will be named in the applicable prospectus supplement, as depositary. Depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt issued thereunder will be entitled, in proportion to the fraction of a share of preferred stock of the applicable series represented by the related depositary share, to the rights and preferences of, and will be subject to the limitations and restrictions on, the preferred stock represented by those depositary shares (including, if applicable and subject to certain exceptions and limitations, dividend, voting, conversion, redemption and liquidation rights, if any). Some of the other terms of the depositary shares offered by a prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the applicable prospectus supplement.

The applicable deposit agreement will contain restrictions on ownership and transfer of the depositary receipts issued thereunder and/or the related depositary shares that are intended to preserve our qualification as a REIT for U.S. federal income tax purposes.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “WHERE YOU CAN FIND MORE INFORMATION.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

DESCRIPTION OF GUARANTEES

The particular terms of any guarantee related to the debt securities of MAALP will be set forth in a prospectus supplement relating to the guaranteed debt securities and the applicable form of note of MAALP.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be senior unsecured obligations of Mid-America Apartments, L.P., a Tennessee limited partnership, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries (when used in this section, the “Operating Partnership”), issued in one or more series under an indenture (the “indenture”) to be entered into by the Operating Partnership and U.S. Bank National Association, a national banking association, as trustee (the “trustee”). The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of any series of debt securities will be those specified in the indenture, in the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of the debt securities of such series and in the certificates evidencing the debt securities of such series and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

When used in this section “DESCRIPTION OF DEBT SECURITIES,” the term “REIT” means Mid-America Apartment Communities, Inc., a Tennessee corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries; references to a “holder” of any debt security mean, in the case of a debt security in registered form, the Person in whose name such debt security is registered in the security register maintained pursuant to the indenture and, in the case of any debt security in bearer form, the bearer thereof; and references to “$” or “dollars” mean U.S. dollars. Other capitalized terms used in this section “DESCRIPTION OF DEBT SECURITIES” and not defined in this section have the respective meanings set forth in the indenture.

When the Operating Partnership offers a series of debt securities, the Operating Partnership will describe the specific terms of the debt securities of that series in a prospectus supplement. The following description of some of the terms of the indenture and the debt securities sets forth some of the general terms and provisions applicable to a series of debt securities to which any prospectus supplement may relate. In addition, the prospectus supplement relating to a series of debt securities may indicate that some of the terms described under this caption “DESCRIPTION OF DEBT SECURITIES” do not apply to the debt securities of such series and may describe additional covenants or other terms that are applicable with respect to the debt securities of such series. If any terms of the indenture or the debt securities of a particular series described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

The following description of some of the terms of the indenture and the debt securities is not complete, and the description of some of the terms of a particular series of debt securities and the indenture included in any prospectus supplement also will not be complete. The following description and the description in any prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture, the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of a particular series of debt securities and the certificates evidencing the debt securities of such series, which provisions, including defined terms, are incorporated by reference in this prospectus. You should review the form of the indenture, the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of a particular series of debt securities and the form of certificate evidencing the debt securities of such series, which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference in such registration statement. To obtain a copy of those documents, see “WHERE YOU CAN FIND MORE INFORMATION” in this prospectus.

General

The debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that the Operating Partnership may issue under the indenture (subject to compliance with any financial covenants that may be included therein), and the indenture provides that the Operating Partnership may from time to time issue debt securities in one or more series under the indenture up to the aggregate amount authorized from time to time by the Operating Partnership.

The indenture further provides that the Operating Partnership may, without the consent of the holders of the debt securities of any series issued under the indenture, “re-open” any series of debt securities issued under the indenture and issue additional debt securities of such series from time to time, in which case the additional debt securities of such series shall be part of the same series of debt securities under the indenture as the previously issued debt securities of such series. This means that, in cases where the indenture provides that any action, consent or notice by the holders of the debt securities of such series is to be taken or given, as the case may be, by a specified percentage or all of the outstanding debt securities of such series, any additional debt securities of such series and the previously issued debt securities of such series shall act together as a single series for purposes of taking that action or giving that consent or notice.

The indenture provides that the Operating Partnership may, but need not, designate more than one trustee under the indenture, with each such trustee acting as trustee for one or more series of debt securities issued under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities issued under the indenture for which it acts as trustee, and a successor trustee may be appointed to act with respect to that or those series. If two or more Persons are acting as trustee under the indenture, each trustee shall be the trustee of a trust under the indenture separate and apart from the trusts administered by any other trustee thereunder and, except as may otherwise be provided in the applicable prospectus supplement, any action taken by such a trustee may be taken by such trustee with respect to, and only with respect to, a series of debt securities for which it is trustee under the indenture.

The applicable prospectus supplement relating to a series of debt securities will describe some of the specific terms of those debt securities, which may include the following:

•	the title of the securities of such series;

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any limit upon the aggregate principal amount of debt securities of that series which may be authenticated and delivered under the indenture, subject to the right of the Operating Partnership to “re-open” such series from time to time for the issuance of additional debt securities of that series;

•	whether and under what circumstances the REIT or any other Person will guarantee the debt securities of any series;

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if the debt securities of that series are to be issuable in registered form without coupons (“registered securities”) or bearer form with or without coupons (“bearer securities”) or both, and any restrictions applicable to the offer, sale, or delivery of the bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

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if any of the debt securities are to be issuable in book-entry form evidenced by one or more global securities and, if so, (i) whether all or any of such debt securities are to be issued in temporary or permanent global form or both; (ii) whether beneficial owners of interests in any such global security may exchange such interests for physical debt securities of the same series and of like tenor and terms and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (iii) the name of the depository with respect to any such global security; and (iv) Persons who shall be entitled to make any endorsements on any such global security and to give the instructions and take the other actions with respect to such global security contemplated;

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if any of the debt securities are to be issuable as bearer securities, the date as of which any such bearer security shall be dated (if other than the date of original issuance of the first of such debt securities to be issued);

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if any of the debt securities are to be issuable as bearer securities, the manner in which, or the Person to whom, any interest on any bearer security of that series will be payable, if other than upon presentation and surrender of the coupons relating to that bearer security;

•	the date or dates on which the principal of and premium of debt securities will be payable, or the method or methods, if any, by which such date or dates shall be determined;

•	the right, if any, to extend interest payment periods and the duration of any such deferral period;

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the rate or rates, which may be fixed or variable, at which the debt securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which interest, if any, shall accrue, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, any premium and interest on or any Additional Amounts (as defined below) with respect to the debt securities shall be payable, any of such debt securities that are registered securities may be surrendered for registration of transfer or exchange, any of such debt securities may be surrendered for conversion or exchange and notices or demands to or upon the Operating Partnership in respect of such debt securities, and the indenture may be served;

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whether any of the debt securities are to be redeemable at the option of the Operating Partnership and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of the Operating Partnership;

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if the Operating Partnership is obligated to redeem any of the debt securities pursuant to any sinking fund or analogous provision and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities are redeemed, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of the debt securities so redeemed;

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the denominations in which any of the debt securities that are registered securities shall be issuable if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and the denominations in which any of the debt securities that are bearer securities shall be issuable if other than denominations of $5,000;

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whether debt securities of the series will be convertible into and/or exchangeable for capital stock or other securities or property, and if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable, and any deletions from or modifications or additions to the indenture to permit or to facilitate the issuance of such convertible or exchangeable debt securities or the administration thereof;

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if other than 100% of the principal amount thereof, the portion of the principal amount of any debt securities that shall be payable upon declaration of acceleration of the maturity thereof, or, if applicable, the method by which such portion is to be determined;

•	if other than U.S. dollars, the foreign currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of the debt securities shall be payable;

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if the principal of, any premium or interest on or any Additional Amounts with respect to any of the debt securities are to be payable, at the election of the Operating Partnership or a holder thereof or otherwise, in a currency other than that in which the debt securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are stated to be payable and the currency in which the debt securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of the indenture to provide for or to facilitate the issuance of debt securities denominated or payable, at the election of the Operating Partnership or a holder thereof or otherwise, in a foreign currency;

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whether the amount of payments of principal of, premium, if any, or interest, if any, on or any Additional Amounts, if any, with respect to the debt securities will be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

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any deletions from, modifications of or additions to the Events of Default (as defined below), covenants of the Operating Partnership, or other terms or provisions of the indenture with respect to any of the debt securities;

•	if any of the debt securities are to be issuable upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

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if any of the debt securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

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whether and under what circumstances the Operating Partnership will pay Additional Amounts in respect of the debt securities, if any, to non-U.S. Persons holding or owning debt securities of such series in respect of certain taxes, assessments or other government charges and, if so, whether the Operating Partnership will have the option to redeem such debt securities rather than paying such Additional Amounts;

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if there is more than one trustee, the identity of the trustee with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

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the Person to whom interest, if any, on any registered security of such series shall be payable, if other than the Person in whose name such registered security is registered, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid; and

•	any other terms of the debt securities of that series, and any deletions from or modifications or additions to the indenture in respect of the debt securities.

As used in this prospectus and any prospectus supplement relating to the debt securities of any series which provide for the payment of Additional Amounts by the Operating Partnership, references to the payment of principal of and premium, if any, and interest, if any, on the debt securities of such series include the payment of Additional Amounts, if any, required by the terms of such series of debt securities to be paid by the Operating Partnership in that context.

Debt securities of any series may be issued as original issue discount securities to be sold at a substantial discount below their principal amount (“original issue discount securities”). In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. You are encouraged to consult with your own tax and financial advisors on these important matters.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the applicable foreign currency and any related terms of payment will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that the Operating Partnership may also issue debt securities of any series in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities of any series will be payable and may be surrendered for registration of transfer or exchange at an office or agency maintained by the Operating Partnership for those purposes, which initially will be an office of the trustee located in the Borough of Manhattan, The City of New York. However, the Operating Partnership, at its option, may make payments of interest on any registered security by check mailed to the Person entitled to receive that payment at such Person’s address set forth in the debt securities register or by wire transfer to an account maintained by the payee with a bank located in the United States of America; provided, that all payments made on global debt securities in registered form that are registered in the name of The Depository Trust Company (“DTC”), as depositary (or any successor depositary), or its nominee shall be made by wire transfer of immediately available funds unless otherwise required by DTC (or any such successor depositary). No service charge will be made for any registration of transfer, exchange or, if applicable, redemption of debt securities, or, if applicable, any conversion or exchange of debt securities for capital stock or other types of securities or property, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will not be required to:

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issue, register the transfer of or exchange any debt securities of a series during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of such series of like tenor and terms and ending at the close of business on the day of that selection;

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register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

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exchange any bearer security called for redemption, except to exchange a bearer security for a registered security of the same series and of like tenor and terms that is simultaneously surrendered for redemption.

Ranking

The debt securities of each series will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The debt securities of each series will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries; and

•	all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries.

Although the Operating Partnership owns certain apartment communities directly, a significant portion of the consolidated assets of the Operating Partnership and its consolidated subsidiaries are owned, and a significant portion of the consolidated operating revenues of the Operating Partnership and its consolidated subsidiaries are generated, by the Operating Partnership’s subsidiaries, which may limit the Operating Partnership’s ability to make payments due in respect of the debt securities.

The indenture does not prohibit the Operating Partnership or any of its subsidiaries from incurring secured or unsecured indebtedness or from issuing equity interests to third parties and, although the prospectus supplement relating to any series of debt securities may describe certain covenants to be added to the indenture for the benefit of the debt securities of such series that limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants will likely be subject to significant exceptions and the Operating Partnership and its subsidiaries will likely be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

Redemption

If so provided in the applicable prospectus supplement, the debt securities of any series may be redeemable at the option of the Operating Partnership or may be subject to mandatory redemption as required by a sinking fund or otherwise. The applicable prospectus supplement will describe the terms regarding any optional or mandatory redemption; provided that, unless expressly provided in the applicable prospectus supplement, no series of debt securities will be subject to optional or mandatory redemption by the Operating Partnership or be entitled to the benefit of any sinking funds or analogous provision.

Certain Covenants

Except to the limited extent described below under “—Consolidation, Merger and Sales of Assets,” neither the terms of the debt securities of any series nor the indenture will contain any provisions that would give the holders of the debt securities of such series the right to require the Operating Partnership to repurchase those debt securities, or otherwise afford holders of the debt securities of such series protection, in the event of (1) a highly leveraged or similar transaction involving the Operating Partnership, (2) a change of control or management of the Operating Partnership or (3) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of such debt securities.

The indenture includes the covenants set forth below. Additional covenants applicable to the debt securities of any series may be specified in the applicable prospectus supplement.

Existence. The indenture provides that, except as permitted by the provisions described below under “—Consolidation, Merger and Sale of Assets,” the Operating Partnership shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence and (ii) to preserve and keep in full force and effect its rights (under its charter, partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that the Operating Partnership shall not be required to preserve any such right, license or franchise if the Board of Directors (as defined below) of the Operating Partnership determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership.

Maintenance of Properties. The indenture provides that the Operating Partnership will cause all of its material properties and the material properties of each of its Subsidiaries (as defined below) that are used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and the Operating Partnership may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

provided, however, notwithstanding anything in the indenture to the contrary, the Operating Partnership may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Operating Partnership, desirable in the conduct of its business or the business of any Subsidiary of the Operating Partnership and not disadvantageous in any material respect to the holders of any debt securities outstanding under the indenture; (ii) remove, or cause its Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on the Operating Partnership’s reasonable judgment that such removal is in the best interest of the Operating Partnership; or (iii) sell or otherwise dispose of, or cause its Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Insurance. The indenture provides that the Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which the Operating Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Additional Covenants. Any additional or different covenants or modifications to the foregoing covenants or to the provisions described below under “—Consolidation, Merger and Sale of Assets” with respect to any series of debt securities will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

The indenture provides that the Operating Partnership will not, in any transaction or series of related transactions, consolidate or merge with or into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to any Person unless:

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either (1) in the case of a merger, the Operating Partnership shall be the continuing Person or (2) the successor Person (if other than the Operating Partnership) formed by or resulting from such consolidation or into which the Operating Partnership is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by a supplemental indenture executed by such successor Person and the other parties to the indenture and delivered to the trustee, expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on, and all Additional Amounts, if any, payable in respect of all the debt securities outstanding under the indenture and the due and punctual performance and observance of all of the Operating Partnership’s other obligations under the indenture and the debt securities outstanding under the indenture and any coupons appertaining thereto, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible into or exchangeable for Capital Stock (as defined below) or other securities or property;

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immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt (as defined below) or guarantee which becomes an obligation of the Operating Partnership or any of its Subsidiaries as a result of such transaction as having been incurred by the Operating Partnership or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	the trustee shall have received the officer’s certificate and opinion of counsel called for by the indenture.

Notwithstanding the foregoing, any Subsidiary of the Operating Partnership may consolidate with, merge into or transfer all or part of its assets or properties to the Operating Partnership so long as such transaction complies with the provisions set forth in the first two bullet points of the preceding paragraph and, in case of any such consolidation or merger, the Operating Partnership is the continuing or successor Person, and neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Upon any consolidation by the Operating Partnership with or merger of the Operating Partnership into any Person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership to any Person in accordance with the provisions of the indenture described above,

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the successor Person formed by or resulting from such consolidation with or into which the Operating Partnership is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the indenture with the same effect as if such successor Person had been named as the Operating Partnership under the indenture; and

•	except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under the indenture and the debt securities outstanding under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the indenture as being:

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default in the payment of any interest on, or any Additional Amounts, if any, payable in respect of any interest on, any of the debt securities of such series or any coupons appertaining thereto when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 30 days; or

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default in the payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of such series when due (whether at stated maturity, upon redemption or otherwise and whether payable in cash or in shares of Capital Stock or other securities or property); or

•	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of such series; or

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default in the performance or breach of any other covenant or warranty of the Operating Partnership in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than that series) or in any debt security of that series, and continuance of such default or breach (without such default or breach having been waived as provided in the indenture) for a period of 60 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding; or

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default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership (or by any of its Subsidiaries, the repayment of which the Operating Partnership has guaranteed or for which the Operating Partnership is directly responsible or liable as obligor or guarantor) (in each case including a default with respect to any outstanding debt securities of any other series issued under the indenture), whether such indebtedness exists on the date of the indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; or

•	specified events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership or any Significant Subsidiary of the Operating Partnership; or

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if the debt securities of that series are convertible into or exchangeable for shares of Capital Stock or other securities or property, default in the delivery of any such shares of Capital Stock or other securities or property when required to be delivered upon such conversion or exchange; or

•	any other Event of Default established for the debt securities of that series as set forth in the applicable prospectus supplement.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The indenture provides that if an Event of Default with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of such debt securities, or if the debt securities of that series are indexed securities, such amount as the terms of such debt securities may provide shall be due and payable upon acceleration thereof, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. However, at any time after the declaration of acceleration of the debt securities of any series and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul such declaration of acceleration and its consequences if (1) the Operating Partnership has paid or deposited with the trustee money sufficient to pay (or, if the debt securities of such series are payable in Capital Stock or other property, Capital Stock or other property sufficient to pay) all overdue principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, the debt securities of such series which shall have become due otherwise than by such declaration of acceleration and certain other amounts specified in the indenture and (2) all Events of Default with respect to the debt securities of such series, other than the non-payment of the principal of, and premium, if any, and interest, if any, on, and any Additional Amounts with respect to, the debt securities of such series which shall have become due solely by such declaration of acceleration, shall have been waived as provided in the indenture or cured.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all of the debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except, among other things, a default in the payment of the principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, in respect of, any debt securities of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee. Subject to the foregoing, holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series; provided that, among other things, (1) such direction does not conflict with any law or with the indenture and (2) the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the rights of other holders of debt securities of such series not joining in such action.

The indenture provides that no holder of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless (1) such holder has previously given notice to the trustee of a continuing Event of Default with respect to the debt securities of such series, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings with respect to such Event of Default and have offered the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in compliance with such request, (3) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings and (4) no direction inconsistent with such request has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, that debt security on the respective due dates for those payments and to institute suit for enforcement of those payments, and this right shall not be impaired without the consent of the holder.

The indenture provides that, within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the trustee shall mail notice of such default known to the trustee to the holders of the debt securities of such series, unless such default has been cured or waived; provided, however, that, except in the case of, among other things, a default in the payment of the principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, or any sinking fund installment, if any, with respect to, any debt security of such series, the trustee may withhold such notice if it determines that withholding of such notice is in the best interests of the holders of such debt securities; and provided, further, that, in the case of a default in the performance of certain covenants with respect to the debt securities of such series, no such notice shall be given until at least 30 days after the occurrence thereof. The indenture requires the annual filing by the Operating Partnership with the trustee of a certificate which states whether or not the Operating Partnership is in compliance with the provisions of the indenture.

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge. Unless otherwise provided in the applicable prospectus supplement, upon the direction of the Operating Partnership, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by the Operating Partnership, subject to the survival of specified provisions of the indenture, including the obligation, if any, to pay Additional Amounts with respect to the debt securities of such series, when:

(1)	either

•	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions; or

•

all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year (provided that, in the case of any such redemption, the Operating Partnership shall have given the trustee irrevocable instructions to redeem all outstanding debt securities of that series on a redemption date within one year and, unless notice of redemption shall have been previously given to the holders of all of the outstanding debt securities of such series as and when required by the terms of such debt securities and the indenture, to give notice of such redemption to the holders of the outstanding debt securities of such series as and when required by the terms of the debt securities of such series and the indenture), and in each case the Operating Partnership has irrevocably deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series not theretofore delivered to the trustee for cancelation, including:

•	the principal of, and premium, if any, and interest, if any, on,

•	if (x) the debt securities of that series provide for the payment by the Operating Partnership of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge, and (y) the amount of any such Additional Amounts is at the time of deposit determinable by the Operating Partnership, in the exercise of its reasonable discretion, such Additional Amounts, and

•	any mandatory sinking fund or analogous payments on,

the debt securities of that series, in each case to the date of the deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date, as applicable, of the debt securities of that series, as the case may be,

(2)	the Operating Partnership has paid all other sums payable under the indenture with respect to the debt securities of that series, including the reasonable fees and expenses of the trustee; and

(3)	the trustee has received an officer’s certificate and an opinion of counsel called for by the indenture.

Legal Defeasance and Covenant Defeasance. Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect with respect to any series of debt securities either:

•

to defease and for the Operating Partnership to be discharged from any and all of its obligations with respect to the debt securities of such series (“legal defeasance”), except for, among other things:

(1)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to the debt securities of that series;

(2)	the obligations to register the transfer or exchange of the debt securities of that series;

(3)	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities of that series;

(4)	the obligation to maintain an office or agency in respect of the debt securities of that series;

(5)	the obligation to hold moneys for payment of the debt securities of that series in trust; and

(6)	the obligation, if applicable, to exchange or convert the debt securities of that series into Capital Stock or other securities or property in accordance with their terms; or

•

for the Operating Partnership to be released, solely with respect to the debt securities of that series, from its obligations under the covenants described above under “—Certain Covenants” (other than the covenants of the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as permitted by the provisions described above under “—Consolidation, Merger and Sale of Assets”)) and under such other covenants, if any, as the prospectus supplement relating to the debt securities of such series expressly provides are also subject to release under such circumstances (“covenant defeasance”), and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities.

In order to effect legal defeasance or covenant defeasance, the Operating Partnership must irrevocably deposit with the trustee, or other qualifying trustee, (i) an amount in U.S. dollars or in the foreign currency in which the debt securities of the applicable series are payable at stated maturity or, if applicable, upon redemption, and/or (ii) Government Obligations (as defined below) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest, if any, on the debt securities of such series, and, if (A) the debt securities of that series provide for the payment by the Operating Partnership of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge; and (B) the amount of any such Additional Amounts is at the time of deposit determinable by the Operating Partnership, in the exercise of its reasonable discretion, such Additional Amounts, and any mandatory sinking fund or analogous payments on that series of debt securities, in each case on the due dates for those payments, whether at stated maturity, upon redemption or otherwise.

Legal defeasance or covenant defeasance with respect to any series of debt securities shall only be effective if, among other things:

•

it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Operating Partnership or any of its Subsidiaries is a party or is bound;

•

in the case of legal defeasance, the Operating Partnership shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee stating that, (i) since the date of the indenture, there has been a change in applicable U.S. federal income tax law, or (ii) the Operating Partnership has received from or there has been published by the Internal Revenue Service a ruling, in either case to the effect that, and based on that change in law or ruling the opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of covenant defeasance, the Operating Partnership shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and/or Government Obligations deposited are sufficient to pay the outstanding debt securities of such series provided that those debt securities are redeemed on a particular redemption date, the Operating Partnership shall have given the trustee irrevocable instructions to redeem all outstanding debt securities of such series on such date and, unless notice of redemption shall have been previously given to the holders of all of the outstanding debt securities of such series as and when required by the terms of such debt securities and the indenture, to give notice of such redemption to the holders of the outstanding debt securities of such series as and when required by the terms of the debt securities of such series and the indenture; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit into trust and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership or any Significant Subsidiary of the Operating Partnership or event which, with notice or lapse of time or both, would become an Event of Default arising from any of those events shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust.

In the event the Operating Partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default, other than an Event of Default with respect to those covenants as to which covenant defeasance has occurred (and which are therefore no longer applicable to the debt securities of that series), the amount of monies and/or Government Obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership has deposited funds and/or Government Obligations to effect satisfaction and discharge, legal defeasance or covenant defeasance with respect to debt securities of any series,

(i)

the holder of any debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or

(ii)	a Conversion Event (as defined below) occurs in respect of the foreign currency, if applicable, in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on, and Additional Amounts, if any, payable in respect of, that debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or Conversion Event, as the case may be, based on (A) in the case of payments made under clause (i) above, the applicable market exchange rate for the foreign currency in effect on the second business day before the payment date; or (B) with respect to a Conversion Event, the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the Conversion Event.

“Conversion Event” means the cessation of use of:

•

a foreign currency both by the government of the country or the confederation which issued that foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification, Waivers and Meetings

The indenture permits the Operating Partnership and the trustee, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series, or the rights of the holders of the debt securities of such series under the indenture. However, no modification or amendment of the indenture shall, without the consent of the holder of each outstanding debt security affected thereby, among other things:

•	change the stated maturity of any principal of, or premium, if any, or interest, if any, on or any Additional Amounts, if any, with respect to, any debt securities;

•

reduce the principal of or any premium on any debt securities or reduce the rate of interest on any such debt security (or modify the calculation of interest on any such debt security except in a manner that increases such rate of interest), or reduce any Additional Amounts payable with respect to any such debt securities, or change the obligations, if any, of the Operating Partnership to pay Additional Amounts or reduce the amount payable upon redemption of any debt security;

•

reduce the amount of the principal of any original issue discount securities or modify the calculation of the amount (except in a manner that increases the amount) of any indexed securities issued under the indenture payable at the stated maturity thereof or redemption thereof or that would be due and payable upon an acceleration of the stated maturity or that would be provable in bankruptcy;

•	change any place where or the currency in which any debt securities issued under the indenture are payable;

•

impair a holder’s right to institute suit for enforcement of payments due on any debt securities issued under the indenture on and after their stated maturities or, in the case of a redemption, on or after the redemption date;

•	make any change that adversely affects the right, if any, to convert or exchange debt securities issued under the indenture for Capital Stock or other securities or property;

•

reduce the percentage in aggregate principal amount of the outstanding debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences;

•	reduce the requirements for a quorum or voting at a meeting of holders of the debt securities of any series issued under the indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the percentage of holders of debt securities of any series outstanding under the indenture required to effect that action or to provide that certain other provisions of the indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indenture also contains provisions permitting the Operating Partnership and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture and the debt securities of any series issued under the indenture, among other things:

•

to evidence the succession of another Person to the Operating Partnership under the indenture and, if any such successor to the Operating Partnership is not a limited partnership, to make such changes in phraseology but not in substance (provided that no such change shall adversely affect the interests of the holders of any debt securities outstanding under the indenture) as may be necessary or appropriate to accommodate such change in type of entity;

•

to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon the Operating Partnership with respect to all or any series of debt securities issued under the indenture;

•	to add to the Events of Default for the benefit of the holders of all or any series of debt securities issued under the indenture;

•	to add to or change any provisions of the indenture to accommodate or facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series issued under the indenture;

•

to provide for the acceptance of the appointment by a successor trustee with respect to the debt securities of one or more series or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity or correct or supplement any provision in the indenture that may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with the indenture, provided that, in each case, such action shall not adversely affect the interests of the holders of any debt securities outstanding under the indenture in any material respect;

•	to comply with the Trust Indenture Act;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate legal defeasance, covenant defeasance or satisfaction and discharge of any series of debt securities issued under the indenture, provided that such action will not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;

•

to provide the holders of the debt securities of any series issued under the indenture with the right to convert such debt securities into or exchange such debt securities for Capital Stock or other securities or property or to safeguard or provide for such conversion or exchange rights, if any, of any such series of debt securities in the event of any reclassification or other change in any Capital Stock or other securities or property into which such debt securities are convertible or for which such debt securities are exchangeable or any merger, consolidation or certain other transactions involving the issuer of such Capital Stock or other securities; or

•

to secure the debt securities of all or any series or to add guarantees or additional guarantees or one or more guarantees or additional guarantors (which may include, without limitation, Subsidiaries of the Operating Partnership) for the benefit of the debt securities of all or any series and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes to the indenture and any guarantees endorsed on the debt securities of all and any applicable series to accommodate or provide for any such guarantees and/or guarantors of the debt securities of such series, which changes may include, without limitation, changes to provide that any of the guarantees of the debt securities of any series and any such additional guarantees shall be joint and several, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and to provide for the circumstances under which such guarantors shall be released from their respective obligations under such guarantees and the indenture;

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture or in any debt securities issued under the indenture, including, without limitation, to eliminate any such provision, provided that such amendment or supplement does not apply to any outstanding debt security issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision; or

•

to conform the terms of the indenture (insofar as it applies to any series of debt securities issued under the indenture) or the terms of the debt securities of any series issued under the indenture to the description thereof contained in any prospectus, prospectus supplement or similar offering document used in connection with the initial offering and sale of such debt securities to investors in a public or private offering, as evidenced by an officer’s certificate delivered to the applicable trustee.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by the Operating Partnership with some of the covenants in the indenture, including the covenants described above under “—Certain Covenants” and such other covenants, if any, as the prospectus supplement relating to the debt securities of such series expressly provides may also be waived by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities of any series issued under the indenture. A meeting may be called at any time by the trustee and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of at least a majority in principal amount of the outstanding debt securities of the applicable series; provided that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series must be adopted by the affirmative vote of the holders of at least that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting of the holders of the debt securities of any series called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the outstanding debt securities of such series, subject to exceptions.

Certain Definitions

As used in the indenture, the following terms have the meanings set forth below:

“Additional Amounts” means any additional amounts which are required by the indenture, by the terms of any debt securities, under circumstances specified therein, to be paid by the Operating Partnership, in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders specified therein.

“Board of Directors” means:

(1)

with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act for such corporation generally or in any particular respect under the indenture;

(2)

with respect to a partnership, the board of directors (or similar governing body) of a general partner of such partnership or any committee thereof duly authorized to act for such general partner generally or in any particular respect under the indenture or, if such general partner is a partnership or otherwise does not have a board of directors (or similar governing body), the board of directors (or similar governing body) of an indirect general partner of such partnership or any committee thereof duly authorized to act for such indirect general partner generally or in any particular respect under the indenture, in each case so long as such direct or indirect general partner, as the case may be, is duly authorized to act, in its capacity as direct or indirect general partner of such partnership, on behalf of such partnership generally or in any particular respect under the indenture;

(3)

with respect to a limited liability company, the board of directors (or any similar governing body) of such limited liability company or any committee thereof duly authorized to act for such limited liability company generally or in any particular respect under the indenture, or, if such limited liability company does not have a board of directors (or any similar governing body), the managing member or members of such limited liability company (if a natural Person or natural Persons) or, if such managing member or members are not natural Persons, the board of directors (or similar governing body) of the direct or indirect managing member or members of such limited liability company or any committee thereof duly authorized to act for such direct or indirect managing member or members generally or in any particular respect under the indenture, in each case so long as such managing member or members, as the case may be, are duly authorized to act, in its or their capacity as managing member or members, as the case may be, of such limited liability company, on behalf of such limited liability company generally or in any particular respect under the indenture; and

(4)

with respect to any other Person, the board of directors (or similar governing body) of such Person or any committee thereof duly authorized to act for such Person generally or in any particular respect under the indenture.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such Person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited) and (iii) with respect to a limited liability company, limited liability company interests).

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2)

indebtedness secured by any Lien (as defined below) on any property or assets owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such Person or, if such Person is a Subsidiary of the Operating Partnership, by the Board of Directors of the Operating Partnership) of the property subject to the Lien;

(3)

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other Debt of such Person or any of its Subsidiaries if such other Debt appears as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP) or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; and

(4)	any lease of property by such Person as lessee that is or is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such Person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions (as defined below) except to the extent of any amounts payable by such Person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities), Debt of another Person of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP or Intercompany Debt (as defined below) (or a non-contingent obligation to be liable for, or to pay, Intercompany Debt).

“GAAP” and “generally accepted accounting principles” mean such generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the relevant security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Intercompany Debt” means Debt of the Operating Partnership or any of its Subsidiaries so long as (i) the only Persons liable for the payment of such Debt, whether as obligor, guarantor or otherwise, are the Operating Partnership or any of its Subsidiaries; (ii) such Debt is held solely by the Operating Partnership or any of its Subsidiaries; and (iii) such Debt is expressly subordinated in right of payment to the prior payment in full of all Securities outstanding under the indenture; provided, however, that any such Debt shall be deemed Intercompany Debt only for so long as the conditions set forth in clauses (i) through (iii) above shall continue to be satisfied and, if at any time any of such conditions shall not continue to be satisfied with respect to any such Debt, then such Debt will, at such time, cease to be Intercompany Debt and the Operating Partnership or such Subsidiary, as the case may be, will be deemed to have incurred, at such time, an amount of Debt equal to the outstanding amount of such Debt at such time.

“Lien” means any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and other like agreement granting or conveying a security interest.

“Non-Recourse Exclusions” means any usual and customary exclusions from the non-recourse limitations governing non-recourse Debt, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct; (ii) result from intentional mismanagement of or waste at the real property securing such non-recourse Debt; (iii) arise from the presence of hazardous substances on the real property securing such non-recourse Debt; or (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

“Person” means any individual, corporation, company, partnership, association, limited liability company, business trust, joint venture, unincorporated organization, trust or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the SEC (as such rule is in effect on the date of the indenture).

“Subsidiary” means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other entity which is required to be consolidated with such Person in accordance with GAAP.

“Voting Stock” means, with respect to any Person, any class or series of Capital Stock of such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors, trustees or managing members of, or other Persons holding similar positions with, such Person.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Trust Indenture Act and the indenture limit the rights of the trustee, if the trustee becomes a creditor of the Operating Partnership, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership and its subsidiaries from time to time. However, if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the indenture, or else resign as trustee thereunder.

Book-Entry Debt Securities

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities of any series will be deposited with, or on behalf of, a depositary. The depositary will be DTC, which is a subsidiary of The Depository Trust & Clearing Corporation, unless another depositary is identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form; provided that, unless otherwise specified in the applicable prospectus supplement, global debt securities will be issued in permanent, registered form without coupons. A global debt security may not be transferred except as a whole by the depositary to its nominee or by such nominee to such depositary or another nominee of such depositary, or by such depositary or such nominee to a successor depositary or to a nominee of the successor depositary.

Unless otherwise provided in the applicable prospectus supplement, the global debt securities of any series will be deposited with, or on behalf of, DTC and will be registered in the name of DTC’s nominee, Cede & Co. The Operating Partnership anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or different depository arrangements may be described in the applicable prospectus supplement.

The Operating Partnership understands that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants (as defined below) of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ (as defined below) accounts, which eliminates the need for physical movement of securities certificates. Entities that have accounts with DTC (“direct participants”) include securities brokers and dealers (which may include brokers and dealers involved in the offering and sale of debt securities pursuant to the applicable prospectus supplement), banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others (“indirect participants”) that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants (collectively, “participants”) are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual beneficial owner of a debt security is in turn recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in global debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical certificates representing the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC or a custodian for DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of global debt securities with DTC or a custodian for DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the global debt securities. DTC has no knowledge of the actual beneficial owners of the global debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the global debt securities are credited. Those direct participants may or may not be the beneficial owners. The identity of the beneficial owners of global debt securities are reflected in the records of the direct or indirect participants through which they purchased the debt securities.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices for global debt securities will be sent to DTC or its nominee. If less than all of the global debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a consent or vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the Operating Partnership as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Payments of principal of and premium, if any, and interest, if any, on the global debt securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in “street name.” Those payments will be the responsibility of participants and not of DTC, the Operating Partnership or the Guarantor, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is the responsibility of the Operating Partnership, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, a beneficial owner of an interest in a global debt security will not be entitled to have debt securities registered in its name and will not receive a physical certificate representing such debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its direct and indirect participants to exercise any rights under the debt securities or the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability of investors to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of the Operating Partnership, the Guarantor or any trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. Unless otherwise expressly stated in the applicable prospectus supplement, beneficial owners of interests in global debt securities of any series will not receive physical certificates representing those debt securities; provided, however, if:

(1)

DTC notifies the Operating Partnership that it is unwilling or unable to continue as a depositary for the global debt securities of such series or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days of such notification or of the Operating Partnership becoming aware of DTC’s ceasing to be so registered, as the case may be,

(2)	the Operating Partnership determines, in its sole discretion, not to have the debt securities of such series represented by one or more global debt securities, or

(3)

an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of such series and the beneficial owners owning a majority in aggregate principal amount of the debt securities of such series represented by the global debt securities of such series advise DTC to cease acting as depositary for such global debt securities, the Operating Partnership will prepare and deliver certificates for the debt securities of such series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in the global debt securities of the applicable series through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective depositaries, which in turn will hold such interests in accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global debt securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global debt securities held through those systems only on days and at times when those systems are open for business. Those systems may not be open for business on days or at times when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, investors who hold their interests in the global debt securities through Clearstream or Euroclear and wish on a particular day to transfer or receive interests in global debt securities, receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Clearstream or Euroclear may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

The Operating Partnership obtained the information in this section and elsewhere in this prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems from sources that the Operating Partnership believes to be reliable, but the Operating Partnership does not take any responsibility for the accuracy of this information.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Prospective investors should review the discussion set forth in Exhibit 99.1 to MAA’s Current Report on Form 8-K filed with the SEC on February 19, 2021, which is incorporated by reference in this prospectus, for a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and MAA’s election to be taxed as a REIT for U.S. federal income tax purposes. The discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K is for general information only, does not constitute tax advice, is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. In addition, the discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of persons that are subject to special tax rules under the U.S. federal income tax laws. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in the discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K to be inaccurate. A discussion of additional U.S. federal income tax consequences of the purchase, ownership and disposition of other securities offered hereby, if applicable, may be set forth in the applicable prospectus supplement covering such securities. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences, which may result from your acquisition, ownership and disposition of the securities described in this prospectus and any applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the NYSE or on a delayed or continuous basis, in each case, through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters or agents and their compensation, in the applicable prospectus supplement.

If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers of such securities. Any underwriting discounts or commissions to be paid by us to underwriters in connection with any offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

If a dealer is utilized in the sale of the securities, we may sell such securities to the dealer, as principal. Unless otherwise specified in the applicable prospectus supplement, the dealer may then resell such securities at varying prices to be determined by such dealer at the time of resale. The name of the dealer and any compensation payable by us to the dealer will be set forth in the prospectus supplement relating thereto.

Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers or their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers and underwriters to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts, or the “Contracts,” providing for payment and delivery on the date stated in the prospectus supplement. Such Contracts will be subject to conditions set forth in the applicable prospectus supplement. Those agents, dealers or underwriters, as the case may be, will not be responsible for the validity or performance of any Contracts. We will set forth in the applicable prospectus supplement the price to be paid for the debt securities under the Contracts and the commissions payable by us to any agents, dealers or underwriters, as applicable, for solicitation of the Contracts.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus or any prospectus supplement will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. In addition, the description of U.S. federal income tax consequences contained in this prospectus is based on the opinion of Bass, Berry & Sims PLC. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of or agents for such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P. appearing in Mid-America Apartment Communities, Inc.’s and Mid-America Apartments, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC internet site at http://www.sec.gov. You also may access our SEC filings free of charge on our website at http://www.maac.com. Unless specifically listed in “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE,” the information contained on the SEC website and our website is not intended to be incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about MAA and MAALP is “incorporated by reference” to reports and exhibits that MAA and/or MAALP file with the SEC that are not included in this prospectus. MAA and MAALP disclose important information to you by referring you to those documents. Any statement contained in this prospectus, any applicable prospectus supplement, or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus to the extent that a statement contained in any applicable prospectus supplement, any related free writing prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that MAA and/or MAALP have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 18, 2021;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed on April 29, 2021 and July 29, 2021, respectively;

•	Current Report on Form 8-K filed on February 19, 2021, and May 19, 2021; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on December 14, 1993, including any amendments and reports filed for the purpose of updating such description.

All documents that MAA or MAALP, as the case may be, file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that MAA or MAALP, as the case may be, has “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02 or Item 7.01 of Form 8-K, shall be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), by writing or calling us at the following address: Investor Relations Department, Mid-America Apartment Communities, Inc., 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, (901) 682-6600.

The statements that we make in this prospectus, any related prospectus supplement, any related free writing prospectus or in any document incorporated by reference in this prospectus about the contents of any instrument, agreement or other document do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the full text of those instruments, agreements and other documents. Certain such instruments, agreements and other documents may have been or may be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein and, in that case, copies thereof may be obtained as described above under “WHERE YOU CAN FIND MORE INFORMATION.”